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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported):  July 28, 1999

                               THE IT GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)

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         Delaware                           1-09037                             33-0001212
(State or Other Jurisdiction        (Commission File Number)       (IRS Employer Identification No.)
     of Incorporation)

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        2790 Mosside Boulevard
       Monroeville, Pennsylvania                         15146-2792
(Address of Principal Executive Offices)                 (Zip Code)

      Registrant's telephone number, including area code: (412) 372-7701

                                     None

         (Former Name or Former Address, if Changed Since Last Report)

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Item 5.   Other Events.

The IT Group, Inc. announced, effective July 28, 1999, several important organizational changes, along with related changes in the Company's senior management. The Company announced that it would conduct its operations through seven principal business units, each to be led by a group president.

The seven business units and their respective managers are as follows:

1) The Commercial Engineering and Construction Group will be under the management of Gary L. Gardner.

2) The Solid Waste business unit will be under the management of Dennis N. Galligan.

3)   The IT Consulting Group will be under the management of M. Scott Bonta.

4)   The Department of Defense unit will be under the management of Enzo M.
     Zoratto.

5) The Energy and Nuclear Operations unit will be under the management of Thomas R. Marti.

6) The International Services unit will be under the management of David L. Backus.

7)   The Outsourced Services unit will be under the management of David L.
     Backus.


Additionally the Company announced the following organizational changes:

 .    Stephen J. Connolly has been promoted to the new position of President of
     IT Shared Services, of IT Corporation.

 .    Harry J. Soose has been promoted to Senior Vice President and Chief
     Financial Officer.

 .    Ann P. Harris has been promoted to Senior Vice President, Human Resources.

 .    James G. Kirk has been promoted to Senior Vice President and General
     Counsel.

 .    Kevin R. Smith has been promoted to Vice President for Business
     Development, Strategic Marketing and Planning, including the Industry Sector Program and Proposal Strategy.

 .    Benjamin J. Kosek has been promoted to Vice President, Project Services, of IT Corporation.

 .    David Igata has been promoted to Vice President, Mergers and Acquisitions.

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The Company also announced that James R. Mahoney and Raymond J. Pompe, formerly
Senior Vice Presidents of Consulting & Ventures and Engineering & Construction, respectively, have left the company. In addition, Philip O. Strawbridge, Senior Vice President and Chief Administrative Officer, will be leaving to pursue other opportunities.

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                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               THE IT GROUP, INC.


Date: August 5, 1999                 By:  /s/ Anthony J. DeLuca
                                          ----------------------------------

                                          Chief Executive Officer and President